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                                                                   EXHIBIT 10.16

                           CITIZENS UTILITIES COMPANY
                                 High Ridge Park
                           Stamford, Connecticut 06905



                                November __, 1997

Electric Lightwave Inc.
8100 N.E. Parkway Drive
Suite 150
Vancouver, WA 98662

                        Re: Guaranty Fees

Dear Sir/Madam:

         Reference is made to the Guaranty Agreement of Citizens Utilities Company ("Citizens") in favor of Shawmut Bank Connecticut, National Association ("Shawmut"), BA Leasing & Capital Corporation ("BA") and the other Beneficiaries named therein, dated as of April 28, 1995, pursuant to which Citizens has agreed to guaranty certain obligations of Electric Lightwave, Inc. (the "Company") under the Participation Agreement between the Company, Shawmut, the Certificate Purchasers named therein, the Lenders named therein, BA and Citizens, dated as of April 28, 1995 (the "Participation Agreement"), and the related operating documents. For value received, the Company hereby agrees to pay Citizens a guarantee fee at a rate of 3.25% per annum of the amount of the lessor's investment in the leased assets.

         Reference is made to the Credit Agreement dated as of November __, 1997 among the Company, Citizens, the Lenders named therein and Citibank, N.A. (the "Credit Agreement"), pursuant to which Citizens, indirectly through certain subsidiaries and, after regulatory authorization has been obtained, directly, has agreed to guaranty obligations of the Company under the Credit Agreement. For value received, the Company hereby agrees to pay Citizens a guarantee fee at a rate of 3.25% per annum based on the balance outstanding of the Company under the Credit Agreement.

         In the event that Citizens intends to reduce its economic interest in the Company to less than 51%, Citizens will be entitled to request the Company to refinance its obligations under the Participation Agreement and the Credit Agreement and the Company shall be obligated to use its
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best efforts to do so. This refinancing would occur when Citizens reduces its economic interest in the Company to less than 51%.

         If you are in agreement with all of the above, please sign in the space below.

                                               Very truly yours,

                                               CITIZENS UTILITIES COMPANY



                                               By:  __________________________
                                                        Name:
                                                        Title:

Agreed and Accepted:

Dated:  November __, 1997

ELECTRIC LIGHTWAVE, INC .

By:  ____________________
         Name:
         Title:

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